UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 9, 2007

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2007, the Board of Directors of Coinstar, Inc., upon the recommendation of the Nominating and Governance Committee, appointed R. Michael Rouleau as a director. In accordance with Coinstar’s bylaws, Mr. Rouleau will serve as a director in the class of directors with a term expiring upon the election and qualification of directors at the annual meeting of stockholders to be held in 2009.

Mr. Rouleau is expected to be named a member of the Nominating and Governance Committee of the Board of Directors. The compensation offered to Mr. Rouleau for his services as a director is the same as that offered to all Coinstar board members, in accordance to the director compensation summarized in Coinstar’s annual proxy statement as filed with the Securities and Exchange Commission on April 27, 2006.

In connection with Mr. Rouleau’s appointment to the Board of Directors, Coinstar issued a press release, which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release on appointment of Mr. Rouleau to the Coinstar, Inc. Board of Directors.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Date: January 11, 2007	By:	/s/ David W. Cole
David W. Cole,
Chief Executive Officer

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